EXHIBIT 21
BRISTOW GROUP INC.

Subsidiaries of the Registrant as of March 31, 20081

Company	Jurisdiction of Organization	Percentage of Stock Owned
Air Logistics of Alaska, Inc.	Alaska	100%
Air Logistics, L.L.C.	Louisiana	100%
Aircopter Maintenance International Inc.	Panama	49%
Airlog International, Inc.	Panama	100%
Airlog International Ltd	Delaware	100%
ALN, Inc.	Delaware	100%
Atyrau-Bristow Airways Service	Kazakhstan	49%	*
Aviashelf Aviation Co.	Russia	48.5%	*
BriLog Leasing, Limited	Cayman Islands	100%
Bristow Academy Inc.	California	100%
Bristow Aviation Holdings Limited	England	49%
Bristow Caribbean Ltd.	Trinidad/Tobago	40%	*
Bristow Helicopter Group Limited	England	49%
Bristow Helicopters Australia Pty. Ltd	Australia	49%
Bristow Helikopters BV	Netherlands	49%
Bristow Helicopters East Europe LLC	Russia	100%
Bristow Helicopters International Limited	England	49%
Bristow Helicopters Leasing Limited	England	51%	*
Bristow Helicopters Ltd	England	49%
Bristow Helicopters (Nigeria) Limited	Nigeria	40%	*
Bristow Helicopters Singapore Pte. Limited	Singapore	49%
Bristow International Limited	England	100%
Bristow Management Services Pty Limited	Australia	49%
Bristow Southeast Asia Limited	England	100%
Bristow Technical Services, Ltd	England	49%
Bristow International Aviation (Guernsey) Limited	Guernsey	49%
Caledonian Helicopters Ltd	England	49%
COHC General Aviation Maintenance & Engineering Co. Limited	China	18%	*
FB Australia Pty Limited	Australia	50%	*
FB Heliservices Limited	England	50%	*
FB Leasing Limited	England	50%	*
FBS Limited	England	50%	*
Helicopter Leasing Associates, L.L.C.	Louisiana	50%
Heliservicio Campeche S.A. de C.V.	Mexico	49%
Hemisco Helicopters International, Inc.	Panama	49%
Irish Helicopters (Shannon) Limited.	Ireland	49%
Kingsmill Insurance Company Limited	Guernsey	49%
Lindair (Europe) Limited	England	49%
Lufttransport AS	Norway	49%	*
Norsk Helikopter AS	Norway	49%	*
Offshore Logistics International, Inc.	Panama	100%
Pan African Airlines Nigeria Ltd.	Nigeria	50%
Petroleum Air Services	Egypt	25%
Rotorwing Leasing Resources, LLC.	Louisiana	49%
Sakhalin Bristow Air Services Limited	England	51%	*
Servicio de Vulo Y Maintenance HC de CV	Mexico	49%
Turkmenistan Helicopters Limited	Turkmenistan	51%	*
United Helicopters Ltd	England	49%
UK Air Rescue Limited	England	100%
Viscom Limited	Scotland	33%	*
Vortex Helicopters Inc.	Mississippi	100%

*  Percentage owned by Bristow Helicopters Limited

1 Also includes certain consolidated and unconsolidated affiliates of the registrant as of March 31, 2008.